EXHIBIT (b)(2)

                                                                 CONFORMED COPY



                                CREDIT AGREEMENT

                                     among


                               FEDEX CORPORATION,


                                  THE LENDERS,


                                COMMERZBANK AG,
                              as Syndication Agent


                             BANK OF AMERICA, N.A.,
                             as Documentation Agent

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                                      and


                             CHASE SECURITIES INC.,
                       as Lead Arranger and Book Manager




                         Dated as of December 13, 2000

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                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I DEFINITIONS........................................................1

ARTICLE II THE CREDIT.......................................................14

         2.1      Revolving Commitments.....................................14
         2.2      Termination...............................................15
         2.3      Ratable Loans; Types of Advances..........................15
         2.4      Determination of Levels...................................15
         2.5      Facility Fees: Administrative Agent's Fee: Reductions
                  in Aggregate Commitment...................................15
         2.6      Minimum Amount of Each Advance............................16
         2.7      Optional Principal Payments...............................16
         2.8      Method of Selecting Types and Interest Periods for
                  New Advances..............................................16
         2.9      Conversion and Continuation of Outstanding Advances.......17
         2.10     Interest..................................................18
         2.11     Rates Applicable After Maturity of Advances...............18
         2.12     Method of Payment.........................................18
         2.13     Evidence of Debt: Telephonic Notices......................19
         2.14     Interest Payment Dates: Interest and Fee Basis............19
         2.15     Notification of Advances, Interest Rates, Prepayments
                  and Commitment Reductions.................................20
         2.16     Lending Installations.....................................20
         2.17     Non-Receipt of Funds by the Administrative Agent..........20
         2.18     Withholding Tax Exemption.................................21
         2.19     Mandatory Prepayment......................................21

ARTICLE III CHANGE IN CIRCUMSTANCES.........................................21

         3.1      Yield Protection..........................................21
         3.2      Changes in Capital Adequacy Regulations...................22
         3.3      Availability of Types of Advances.........................22
         3.4      Funding Indemnification...................................23
         3.5      Lender Statements; Survival of Indemnity..................23

ARTICLE IV CONDITIONS PRECEDENT.............................................23

         4.1      Closing...................................................23
         4.2      Each Advance..............................................25
         4.3      Further Conditions........................................25

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................25

         5.1      Corporate Existence and Standing..........................26


                                       i
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                                                                           Page

         5.2      Authorization and Validity................................26
         5.3      No Conflict; Government Consent...........................26
         5.4      Financial Statements......................................26
         5.5      Taxes.....................................................27
         5.6      Litigation and Contingent Obligations.....................27
         5.7      Subsidiaries..............................................27
         5.8      ERISA.....................................................27
         5.9      Accuracy of Information...................................27
         5.10     Regulation U..............................................27
         5.11     Material Agreements.......................................28
         5.12     Compliance with Laws......................................28
         5.13     Existing Liens............................................28
         5.14     Investment Company Act....................................28
         5.15     Citizenship...............................................28
         5.16     Status as Air Carrier.....................................29
         5.17     Pari Passu................................................29

ARTICLE VI COVENANTS........................................................29

         6.1      Financial Reporting.......................................29
         6.2      Use of Proceeds...........................................31
         6.3      Notice of Default.........................................31
         6.4      Conduct of Business.......................................31
         6.5      Citizenship and Regulatory Certificates...................31
         6.6      Payment of Taxes..........................................32
         6.7      Insurance.................................................32
         6.8      Compliance with Laws......................................32
         6.9      Maintenance of Properties.................................32
         6.10     Inspection................................................32
         6.11     Leverage..................................................33
         6.12     Fixed Charge Coverage.....................................33
         6.13     Restricted Investments....................................33
         6.14     Merger and Consolidation..................................33
         6.15     Sales of Assets...........................................34
         6.16     Loans, Advances and Investments...........................35
         6.17     Contingent Liabilities....................................36
         6.18     Liens.....................................................37
         6.19     Guaranties................................................39
         6.20     Negative Covenants in Subsidiary Agreements...............39
         6.21     Sales of Unrestricted Margin Stock........................40

ARTICLE VII DEFAULTS........................................................40

         7.1      Breach of Representation or Warranty......................40
         7.2      Failure to Pay............................................40
         7.3      Breach of Certain Covenants...............................40
         7.4      Breach of Other Covenants.................................40

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                                                                           Page

         7.5      Cross-Default.............................................41
         7.6      Voluntary Bankruptcy, Etc.................................41
         7.7      Involuntary Bankruptcy, Etc...............................41
         7.8      Judgments.................................................42
         7.9      ERISA.....................................................42
         7.10     Seizure...................................................42
         7.11     Environmental Matters.....................................42
         7.12     Invalidity, Etc of Loan Documents.........................42
         7.13     Change of Control.........................................42

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................43

         8.1      Acceleration..............................................43
         8.2      Amendments................................................43
         8.3      Preservation of Rights....................................44

ARTICLE IX GENERAL PROVISIONS...............................................44

         9.1      Survival of Representations...............................44
         9.2      Governmental Regulation...................................44
         9.3      Taxes.....................................................44
         9.4      Headings..................................................45
         9.5      Entire Agreement..........................................45
         9.6      Several Obligations; Benefits of this Agreement...........45
         9.7      Expenses; Indemnification.................................45
         9.8      Numbers of Documents......................................46
         9.9      Severability of Provisions................................46
         9.10     Nonliability of Lenders...................................46
         9.11     CHOICE OF LAW.............................................46
         9.12     Consent to Jurisdiction; Waivers..........................46
         9.13     WAIVER OF JURY TRIAL......................................47
         9.14     Confidentiality...........................................47
         9.15     Accounting................................................47
         9.16     Release of Guarantors.....................................47
         9.17     No Waiver; Cumulative Remedies............................47
         9.18     Acknowledgments...........................................48

ARTICLE X THE AGENTS........................................................48

         10.1     Appointment...............................................48
         10.2     Delegation of Duties......................................48
         10.3     Exculpatory Provisions....................................49
         10.4     Reliance by Administrative Agent..........................49
         10.5     Notice of Default.........................................49
         10.6     Non-Reliance on Agents and Other Lenders..................50
         10.7     Indemnification...........................................50
         10.8     Agent in Its Individual Capacity..........................51


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                                                                           Page

         10.9     Successor Administrative Agent............................51
         10.10    Documentation Agent and Syndication Agent.................51

ARTICLE XI SETOFF: RATABLE PAYMENTS.........................................52

         11.1     Setoff....................................................52
         11.2     Ratable Payments..........................................52

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS...............52

         12.1     Successors and Assigns....................................52
         12.2     Participations............................................53
         12.3     Assignments...............................................54
         12.4     Dissemination of Information..............................55
         12.5     Tax Treatment.............................................56
         12.6     Conduit Lenders...........................................56

ARTICLE XIII NOTICES........................................................56

         13.1     Giving Notice.............................................56
         13.2     Change of Address.........................................56

ARTICLE XIV COUNTERPARTS....................................................56

                               FEDEX CORPORATION
                                CREDIT AGREEMENT

     This Agreement, dated as of December 13, 2000, is among FEDEX CORPORATION, the Lenders, THE CHASE MANHATTAN BANK, as Administrative Agent, COMMERZBANK AG, as Syndication Agent, BANK OF AMERICA, N.A., as Documentation Agent, and CHASE SECURITIES INC., as Lead Arranger and Book Manager.

     The parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Adjusted Net Income" means, on a consolidated basis in accordance with GAAP, for the Borrower and its Consolidated Subsidiaries for the twelve most recent complete fiscal months, income (loss) before income taxes minus, to the extent included in determining income (loss) before income taxes, any net loss or gain realized in connection with any sale or disposition of any asset (other than in the ordinary course of business).

     "Administrative Agent" means The Chase Manhattan Bank in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to
Article X.

     "Advance" means a borrowing hereunder (including pursuant to the Term-Out Option) consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agents" means the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

     "Aggregate Commitment" means the aggregate of the Revolving Commitments of all of the Lenders, as reduced from time to time pursuant to the terms hereof. As of the Effective Date, the Aggregate Commitment equals $750,000,000.

     "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "American Freightways" means American Freightways Corporation, an Arkansas corporation.

     "Applicable Facility Fee Percentage" means, subject to the following provisions of this definition, the per annum rate corresponding to the Level in effect from time to time, as set forth in the following table:

         Level                       Applicable Facility Fee Percentage
         -----                       ----------------------------------

          I                                        .075%
          II                                       .100%
          III                                      .125%
          IV                                       .175%
          V                                        .225%

Each change in the Applicable Facility Fee Percentage resulting from a change in a Rating shall take effect at the time such change in such Rating is publicly announced by the relevant rating agency.

     "Applicable Margin" means, subject to the following provisions of this definition, the per annum rate of interest corresponding to the Level in effect from time to time, as set forth in the following table:

         Level                               Applicable Margin
         -----                               -----------------

          I                                        .300%

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         Level                               Applicable Margin
         -----                               -----------------

          II                                       .400%
          III                                      .500%
          IV                                       .700%
          V                                        1.15%

Each change in the Applicable Margin resulting from a change in a Rating shall take effect at the time such change in such Rating is publicly announced by the relevant rating agency.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee substantially in the form of Exhibit "C" hereto or any other form approved by the Administrative Agent.

     "Authorized Officer" means any one of the Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Treasurer, or the Staff Vice President and Assistant Treasurer of the Borrower or any other officer or employee of the Borrower designated in writing as an "Authorized Officer" under this Agreement by any one of the Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Treasurer, or the Staff Vice President and Assistant Treasurer of the Borrower.

     "Beneficial Owner" means a Person deemed the "Beneficial Owner" of any securities as to which such Person or any of such Person's Affiliates is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 or l3d-5 under the Securities Exchange Act of 1934 (as the same may from time to time be amended, modified or readopted), as well as any securities as to which such Person or any of such Person's Affiliates has the right to become such a beneficial owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of a specified event) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise. In determining the percentage of the outstanding Voting Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

     "Borrower" means FedEx Corporation, a Delaware corporation.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Operating Lease Value" means the present value, using a discount rate equal to 12.5%, of the Borrower's and the Consolidated Subsidiaries' future minimum lease payments for aircraft leases scheduled to terminate more than 365 days after their respective dates of execution.

     "Change of Control" means any of the following: (1) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date thereof) becoming the Beneficial Owner of Voting Stock of the Borrower having more than 30 percent of the voting power of all of the then outstanding Voting Stock of the Borrower, (2) individuals who are not Continuing Directors constituting a majority of the Board of Directors of the Borrower, or (3) the Borrower consolidating with or merging into any other Person, or any other Person consolidating with or merging into the Borrower, pursuant to a transaction in which capital stock of the Borrower then outstanding (other than capital stock held by the Borrower or capital stock held by any Person which is a party to such consolidation or merger) is changed or exchanged unless the Borrower is the surviving entity and no Default or Unmatured Default shall occur upon giving effect to such consolidation or merger.

     "Chase" means The Chase Manhattan Bank.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Conduit Lender" means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to

Section 2.18, 3.1, 3.2, 3.4, 9.3 or 9.7 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Revolving Commitment.

     "Consolidated Adjusted Net Worth" means, at any date as of which the amount thereof is to be determined, (a) the sum of the amounts set forth as preferred stock, common stock, capital in excess of par value or paid-in surplus and retained earnings on a consolidated balance sheet of the Borrower and the Consolidated Subsidiaries prepared as of such date in accordance with GAAP, minus (b) the sum of the amounts set forth on such consolidated balance sheet as (i) the cost of any shares of the Borrower's common stock held in the treasury and (ii) any surplus resulting from any write-up of assets after the date of this Agreement and (iii) the aggregate value of all goodwill, all determined in accordance with GAAP.

     "Consolidated Adjusted Total Assets" means, at any date as of which the amount thereof is to be determined, (a) the aggregate amount set forth as the assets of the Borrower and the Consolidated Subsidiaries on a consolidated balance sheet of the Borrower and the Consolidated Subsidiaries prepared as of such date in accordance with GAAP, minus (b) the aggregate book value as of such date of determination of all assets of the Borrower or any Consolidated Subsidiary subject on such date of determination to a Lien permitted by Section 6.18(j).

     "Consolidated Cash Flow" means, on a consolidated basis for the Borrower and its Consolidated Subsidiaries for the twelve most recent complete fiscal months, the sum of (i) Adjusted Net Income, plus (ii) Interest Expense, plus
(iii) Rent Expense, in each case as determined in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income (or net loss) of the Borrower and the Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and after giving appropriate effect to any outside minority interests in the Consolidated Subsidiaries, excluding

          (a) any aggregate net gain arising from the sale or other disposition of any assets other than any such gain arising from the sale or other disposition of assets (including aircraft) in the ordinary course of business,

          (b) any gain arising from any write-ups of assets,

          (c) any unrealized capital gain or loss on any investment,

          (d) any portion of the earnings of any Consolidated Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or another Consolidated Subsidiary,

          (e) any amount representing the interest of the Borrower and the Consolidated Subsidiaries in the undistributed earnings of any other Person (other than a Consolidated Subsidiary), and

          (f) the net income (or net loss) of any Person prior to the date it became a Consolidated Subsidiary.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements in accordance with GAAP if such statements were prepared as of such date.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, or take-or-pay contract.

     "Continuing Director" means an individual who is a member of the Board of Directors of the Borrower on the date of this Agreement or who shall have become a member of the Board of Directors of the Borrower subsequent to such date and who shall have been nominated or elected by a majority of the other Continuing Directors then members of the Board of Directors of the Borrower.

     "Conversion/Continuation Notice" is defined in Section 2.9.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Current Maturities" means, as of any date with respect to the Long Term Debt or the Capitalized Lease Obligations of any Person, any portion of such Long Term Debt or Capitalized Lease Obligations, as the case may be, which would in accordance with GAAP be classified as a current liability of such Person.

     "Dealer" means a Lender, First Tennessee Bank, N.A. or any other national or state bank or trust company or dealer or broker of government securities having either (A) capital, surplus and undivided profits or (B) total equity of at least $250,000,000, or any affiliate thereof authorized to deal in the commercial products described in clauses (i), (ii), and (iii) of Section 6.16(e).

     "Default" means an event described in Article VII.

     "Documentation Agent" is defined in the preamble hereto.

     "Dollars" and "$" means dollars in lawful currency of the United States.

     "Effective Date" means the Business Day on or before December 13, 2000 on which (a) the Borrower, the Administrative Agent and the Lenders have executed this Agreement, (b) the Borrower has satisfied all of the terms and conditions of Section 4.1, and (c) the Borrower has paid all fees and other expenses then due to the Administrative Agent and the Lenders in connection with this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate determined by the Administrative Agent to be the arithmetic average of the rates reported to the Administrative Agent by the Reference Lenders as the rate at which deposits in U.S. dollars are offered by the Reference Lenders to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of such Reference Lenders' relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

     "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) an amount equal to (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal), if any, applicable to such Interest Period, and (ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Existing Credit Agreement" means that certain Credit Agreement, dated as of January 15, 1998, by and among the Borrower, the Lenders parties thereto, Banc One Capital Markets, Inc. (formerly known as First Chicago Capital Markets, Inc.), as Arranger, J.P. Morgan Securities Inc., as Co-Arranger and Syndication Agent, Chase Securities Inc., as Co-Arranger and Documentation Agent, and Bank One, NA (formerly known as The First National Bank of Chicago), as Agent, as amended, and as the same may be further amended, supplemented, modified, replaced or refinanced from time to time.

     "Extended Date" is defined in Section 2.2(b).

     "FAA" means the Federal Aviation Administration or any other governmental agency succeeding to the jurisdiction thereof.

     "FDX, Inc." means FDX, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Borrower.

     "Facility Fee" is defined in Section 2.5(a).

     "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended from time to time.

     "Federal Express Corporation" means Federal Express Corporation, a Delaware corporation.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "Flight Equipment" means, collectively, aircraft, aircraft engines, appliances and spare parts, all as defined in the Federal Aviation Act, and related parts.

     "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

     "Funded Debt" means any Indebtedness (other than items characterized as Indebtedness pursuant to clause (vii) of the definition thereof) of the Borrower and its Consolidated Subsidiaries that is outstanding on the date of determination.

     "GAAP" means generally accepted principles of accounting as in effect at the time of application to the provisions hereof provided that any modification in generally accepted accounting principles which is made within twelve months prior to any such application and which would result in a Default or Unmatured Default shall be disregarded.

     "Guarantor" means Federal Express Corporation, FedEx Ground Package System, Inc., Viking Freight, Inc., FedEx Custom Critical, Inc., and each other Subsidiary that executes the Guaranty in accordance with Section 6.19 hereof.

     "Guaranty" means that certain Guaranty of even date herewith, executed by each Guarantor, substantially in the form of Exhibit "A" attached hereto.

     "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations, and (viii) obligations created through asset securitization financing programs.

     "Interest Expense" means, for any period, the gross interest expense (without regard to any offsetting interest income or reduction for capitalized interest) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three, or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account (other than a demand deposit account maintained in the ordinary course of business) or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

     "Lending Installation" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

     "Level" means any of Level I, Level II, Level III, Level IV, or Level V.

     "Level I" means, subject to Section 2.4, a Rating equal to or better than A- from S&P or A3 from Moody's.

     "Level II" means, subject to Section 2.4, a Rating equal to or better than BBB+ from S&P or Baa1 from Moody's but less than a Rating that would place the Borrower at Level I.

     "Level III" means, subject to Section 2.4, a Rating equal to or better than BBB from S&P or Baa2 from Moody's but less than a Rating that would place the Borrower at Level I or Level II.

     "Level IV" means, subject to Section 2.4, a Rating equal to or better than BBB- from S&P or Baa3 from Moody's but less than a Rating that would place the Borrower at Level I, Level II or Level III.

     "Level V means, subject to Section 2.4, Ratings lower than BBB- from S&P and Baa3 from Moody's.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means any loan by a Lender to the Borrower made pursuant to Section
2.1 and, in any event, shall include any loans that remain outstanding after the Termination Date pursuant to Section 2.2(b).

     "Loan Documents" means this Agreement and the Guaranty.

     "Loan Parties" means the collective reference to the Borrower and the Guarantors.

     "Long Term Debt" means, as of any date with respect to any Person, all liabilities of such Person outstanding on such date which would in accordance with GAAP be classified as long term debt of such Person.

     "Margin Stock" has the meaning assigned to such term in Regulation U.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of November 12, 2000, among the Borrower, American Freightways and FDX, Inc., as it may be amended or modified from time to time.

     "Moody's" means Moody's Investors Service, Inc. or, if Moody's shall cease rating Indebtedness of the Borrower and its ratings business with respect to Indebtedness of the Borrower shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's ceases rating securities similar to Indebtedness of the Borrower and its ratings business with respect to such securities shall not have been transferred to any successor Person, then "Moody's" shall mean any other nationally recognized rating agency (other than S&P) selected by the Borrower that rates any Indebtedness of the Borrower.

     "Moody's Rating" means, at any particular time, the higher of the ratings issued by Moody's with respect to the Borrower's senior unsecured non-credit enhanced long-term public debt.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Notice of Assignment" is defined in Section 12.3.3.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans (including, without limitation, interest accruing at the then-applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each February, May, August, and November after the date of this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Prime Rate" means a rate per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned or leased by such Person.

     "Purchaser" is defined in Section 12.3.1.

     "Rating" means the Moody's Rating or the S&P Rating.

     "Reference Lenders" means Chase, Commerzbank AG, and Bank of America, N.A.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

     "Rent Expense" means, for any period, the rental expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP excluding rental expense with respect to leases of aircraft scheduled to terminate no more than 365 days after their respective dates of execution.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Restricted Investment" means any Investment other than an Investment permitted by Section 6.16.

     "Restricted Margin Stock" means Margin Stock owned by the Borrower or any Subsidiary which represents not more than 33-1/3% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the Property and assets of the Borrower and the Subsidiaries (other than Margin Stock) that is subject to the provisions of Article 6 (including Section 6.18).

     "Revolving Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time pursuant to the terms hereof.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or, if S&P shall cease rating Indebtedness of the Borrower and its ratings business with respect to Indebtedness of the Borrower shall have been transferred to a successor Person, such successor Person; provided, however, that if S&P ceases rating securities similar to Indebtedness of the Borrower and its ratings business with respect to such securities shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) selected by the Borrower that rates any Indebtedness of the Borrower.

     "S&P Rating" means, at any particular time, the higher of the ratings issued by S&P with respect to the Borrower's senior unsecured non-credit enhanced long-term public debt.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Significant Subsidiary" means, during each fiscal year of the Borrower, any Subsidiary of the Borrower which had revenues (determined in accordance with GAAP) for the immediately preceding fiscal year of the Borrower in excess of 2.0% of the consolidated revenues (determined in accordance with GAAP) of the Borrower and the Consolidated Subsidiaries for such immediately preceding fiscal year.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding Voting Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having power to direct the ordinary affairs thereof of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause
(i) above.

     "Syndication Agent" is defined in the preamble hereto.

     "Termination Date" means the date which is 364 days after the Effective Date or any earlier date on which the Revolving Commitments are canceled by the Borrower or otherwise terminated pursuant to this Agreement.

     "Term-Out Option" is defined in Section 2.2(b).

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Unrestricted Margin Stock" means any Margin Stock owned by the Borrower or any Subsidiary which is not Restricted Margin Stock.

     "Voting Stock" means all outstanding shares of capital stock of a Person entitled to vote generally in the election of directors.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities (other than directors' qualifying shares and other de minimis local ownership required by law) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any Person 100% of the ownership interests (other than directors' qualifying shares and other de minimis local ownership required by law) having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise specified herein, references to "Wholly-Owned Subsidiaries" herein shall be deemed to refer to Wholly-Owned Subsidiaries of the Borrower.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II
                                  THE CREDIT

     2.1 Revolving Commitments. From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Revolving Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Loans at any time prior to the Termination Date. The Revolving Commitments shall expire on the Termination Date.

     2.2 Termination. (a) The Borrower unconditionally promises to pay the unpaid principal amount of each Loan on the Termination Date. The Borrower also unconditionally promises to pay all other Obligations on the Termination Date.

     (b) Notwithstanding anything to the contrary contained herein, so long as the Borrower gives the Administrative Agent at least 30 days' notice in advance of the Termination Date, the Borrower may elect (such election, the "Term-Out Option") that all or any portion of the Loans outstanding on the Termination Date shall be due and payable in full on the date (the "Extended Date") which is one calendar year following the Termination Date (or such earlier date as the Loans become due and payable pursuant to Article VIII of this Agreement).

     2.3 Ratable Loans; Types of Advances. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Revolving Commitments bear to the Aggregate Commitment. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9. Not more than fifteen Eurodollar Advances may be outstanding at any one time.

     2.4 Determination of Levels. The applicable Level of each Rating will be determined as set forth in the respective definitions of each Level unless there is a split between the S&P Rating and the Moody's Rating. If there is a split in the Ratings, the higher of the Ratings will determine the applicable Level except as provided in the following sentence. If there is a split of two or more rating levels as between the S&P Rating and the Moody's Rating, the applicable Level will be determined as set forth in the respective definition of each Level except that for purposes of applying such definitions the higher of the two Ratings will be deemed to be reduced to the Rating that is one Rating below the actual Rating.

     2.5 Facility Fees: Administrative Agent's Fee: Reductions in Aggregate Commitment. (a) The Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender, a facility fee (the "Facility Fee") on the average daily amount of the Aggregate Commitment at a rate per annum equal to the Applicable Facility Fee Percentage, provided that, in the event that the Borrower exercises its Term-Out Option pursuant to Section 2.2(b), the Facility Fee shall be payable on the average daily amount of Loans outstanding after the Termination Date. Such Facility Fee shall be payable on each Payment Date hereafter and on the Termination Date or the Extended Date, as applicable. Such Facility Fee shall be based on the Aggregate Commitment from time to time, regardless of the utilization by the Borrower from time to time thereunder.

     (b) The Borrower shall pay to the Administrative Agent as compensation for its services hereunder the fees specified in the letter agreement dated November 10, 2000, between the Administrative Agent and the Borrower, as it may be amended or supplemented from time to time.

     (c) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in the minimum amount of $20,000,000 and in integral multiples of $10,000,000 in excess thereof, upon at least ten Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder, unless the Borrower shall have exercised its Term-Out Option pursuant to Section 2.2(b).

     (d) The Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender, for each calendar month in which the average daily amount of all Advances outstanding hereunder during such calendar month exceeds 25% of the average daily Aggregate Commitment during such month, a utilization fee on the average daily amount of Advances outstanding during such calendar month, at a per annum rate equal to 0.125%; provided that (A) if the Borrower exercises the Term-Out Option pursuant to Section 2.2(b) and (B) if the amount of Advances outstanding on the Termination Date exceeds 25% of the Aggregate Commitment as of the day the Borrower exercised the Term-Out Option, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender, for each calendar month during the period from the Termination Date to the Extended Date, a utilization fee on the average daily amount of Advances outstanding during such calendar month, at a per annum rate equal to 0.125%. Such utilization fee shall be payable in arrears on each Payment Date hereafter, on the Termination Date and the Extended Date.

     2.6 Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $5,000,000 (and in integral multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

     2.7 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Administrative Agent. A Eurodollar Advance may not be paid prior to the last day of the applicable Interest Period except pursuant to an acceleration in accordance with this Agreement.

     2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (New York time) on the Borrowing Date of each Floating Rate Advance, and at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i)  the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii) the aggregate amount of such Advance,

     (iii) the Type of Advance selected, and

     (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 1:00 p.m. (New York time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in New York to the Administrative Agent at its address specified pursuant to Article
XIII. Upon satisfaction or waiver in accordance with the terms of this Agreement of the applicable conditions precedent set forth in Article IV, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

     2.9 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance of any Type shall continue as a Eurodollar Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance shall either continue as a Eurodollar Advance of such Type for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (New York time) on the date of the requested conversion, in the case of a conversion of any Advance into a Floating Rate Advance, or at least three Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a Eurodollar Advance, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation;

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

     (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

     2.10 Interest. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the Eurodollar Rate applicable thereto. No Interest Period for any Loans may end after the Termination Date or the Extended Date, as applicable.

     2.11 Rates Applicable After Maturity of Advances. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, no Advance may be made as, converted into or continued as a Eurodollar Advance (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. If any Advance is not paid at maturity, whether by acceleration or otherwise, (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Eurodollar Advance for such Interest Period plus 2% per annum and at the end of each Interest Period shall automatically convert to a Floating Rate Advance bearing interest in accordance with clause (ii) of this Section, and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

     2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due. Each such payment shall be applied to any Advances and other amounts then due in accordance with the written instructions from the Borrower to the Administrative Agent accompanying such payment and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender's address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Borrower authorizes the Administrative Agent to charge the Borrower's account maintained with Chase for each payment of principal, interest and fees as it becomes due hereunder.

     2.13 Evidence of Debt: Telephonic Notices. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (c) The entries made in the accounts maintained pursuant to subsections
(a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (d) Any Lender may request that the Loans made by it each be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 12.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     (e) The Borrower authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

     2.14 Interest Payment Dates: Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. All other interest and fees shall be calculated for actual days elapsed on the basis of a 365- or 366-day year, as appropriate. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.15 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. Each Reference Lender agrees to furnish timely information for the purpose of determining the Eurodollar Rate.

     2.16 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation, and the Loans shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.17 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of
(i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.18 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     2.19 Mandatory Prepayment. If the tender offer portion of the Acquisition of American Freightways has not been consummated on or before February 15, 2001 on terms set forth in the Merger Agreement or other terms and conditions reasonably satisfactory to the Lenders, the Borrower shall prepay all outstanding Loans on such date. In such event, until the conditions set forth in Section 4.3 hereof are satisfied, the Borrower may not request any Advance to be made.

                                  ARTICLE III
                            CHANGE IN CIRCUMSTANCES

     3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof or the compliance of any Lender therewith,

     (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the Eurodollar Rate), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days after demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Revolving Commitments.

     3.2 Changes in Capital Adequacy Regulations. If a Lender determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days after demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate such Lender for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such

Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Eurodollar Advance does not accurately reflect the cost of making or maintaining such Advance, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any Eurodollar Advances to be converted to Floating Rate Advances.

     3.4 Funding Indemnification. If any payment or conversion of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

     3.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and
3.4 shall survive payment of the Obligations and termination of this Agreement.

                                  ARTICLE IV
                              CONDITIONS PRECEDENT

     4.1 Closing. The Lenders shall not be required to make the initial Advance hereunder unless:

     (a) on or before the Effective Date the Administrative Agent shall have received, with sufficient copies for the Lenders:

     (i) Counterpart signature pages of this Agreement executed by each party hereto;

     (ii) Counterparts of the Guaranty, executed by each Guarantor;

     (iii) Copies of the charter of the Borrower and each Guarantor, together with all amendments, and a certificate of good standing for each such Person, all certified on or within 15 days prior to the Effective Date by the appropriate governmental officer in such Person's jurisdiction of incorporation;

     (iv) Copies, certified as of the Effective Date by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the execution, delivery, and performance of the Loan Documents;

     (v) Incumbency certificates, executed as of the Effective Date by the Secretary or Assistant Secretary of the Borrower and each Guarantor, which shall identify by name and title and bear the signature of the officers of the Borrower or such Guarantor, as the case may be, authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

     (vi) A certificate, dated the Effective Date, signed by the Chief Financial Officer or Treasurer of the Borrower, stating that on such date no Default or Unmatured Default has occurred and is continuing;

     (vii) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit "B" hereto. The Borrower requests its counsel to issue such opinion;

     (viii) Written money transfer instructions addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

     (ix) A written representation and warranty by the Borrower that, as of the Effective Date, since August 31, 2000, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect;

     (x) Copies of the December 31, 1999 audited consolidated financial statements and September 30, 2000 unaudited consolidated financial statements of American Freightways and its consolidated Subsidiaries;

     (xi) (A) Satisfactory audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available, and (B) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (A) of this paragraph as to which such financial statements are available; and

     (xii) Such other documents as any Lender or its counsel may reasonably request; and

     (b) The following additional condition precedent has been satisfied:

     (i) All governmental and material third party approvals necessary in connection with the tender offer portion of the Acquisition of American Freightways and the financing contemplated hereby shall have been obtained and be in full force and effect.

     4.2 Each Advance. The Lenders shall not be required to make any Advance (including the initial Advance), unless on the applicable Borrowing Date:

     (i) There exists no Default or Unmatured Default and no Default or Unmatured Default shall occur upon giving effect to the application of the proceeds of such Advance; and

     (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in
Section 4.2 have been satisfied.

     4.3 Further Conditions. The Lenders shall not be required to make any Advance on or after February 15, 2001 unless the tender offer portion of the Acquisition of American Freightways shall have been consummated on terms set forth in the Merger Agreement or other terms and conditions reasonably satisfactory to the Lenders.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1 Corporate Existence and Standing. Each of the Borrower, each of the Guarantors and each of the Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to have such requisite authority would have a Material Adverse Effect.

     5.2 Authorization and Validity. The Borrower and each of the Guarantors has the corporate power and authority and legal right to execute and deliver the Loan Documents executed by it and to perform its obligations thereunder. The execution and delivery by the Borrower and the Guarantors of the Loan Documents and the performance of their respective obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower and the Guarantors, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     5.3 No Conflict; Government Consent. Neither the Borrower's nor any Guarantor's execution and delivery of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, any Guarantor or any of the Significant Subsidiaries or the Borrower's, any Guarantor's or any Significant Subsidiary's articles or certificate of incorporation or by-laws or the provisions of any material indenture, instrument or agreement to which the Borrower, any Guarantor or any of the Significant Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower, any Guarantor or any Significant Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4 Financial Statements. The May 31, 2000 audited consolidated financial statements and August 31, 2000 unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the dates such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Consolidated Subsidiaries at such dates and the consolidated results of their operations for the periods then ended (except, in the case of such unaudited statements, for normal year-end adjustments).

     5.5 Taxes. The Borrower and its Significant Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Significant Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves determined in accordance with GAAP have been provided. The charges, accruals and reserves on the books of the Borrower and its Significant Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.6 Litigation and Contingent Obligations. Except for such matters as are referenced in the form of opinion of counsel attached hereto as Exhibit "B", there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Significant Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower and its Significant Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.7 Subsidiaries. Schedule "1" hereto contains an accurate list of all of the presently existing Significant Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     5.8 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $80,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.9 Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     5.10 Regulation U. Margin Stock constitutes less than 25% of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the Property and assets of the Borrower and its Subsidiaries that is subject to the provisions of Article 6 (including Section 6.18).

     5.11 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement (including, without limitation, this Agreement) or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     5.12 Compliance with Laws. The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Neither the Borrower nor any Subsidiary has received any notice to the effect, nor does any Authorized Officer have any actual knowledge, that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.13 Existing Liens. None of the assets of the Borrower or any of its Subsidiaries is subject to any Lien other than those permitted by Section 6.18.

     5.14 Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.15 Citizenship. Federal Express Corporation is a citizen of the United States, as defined in 49 U.S.C. ss.40102(a)(15) (a "Citizen"). Each other Subsidiary that must be a Citizen in order to conduct its business as currently conducted is a Citizen. Neither Federal Express Corporation nor any such other Subsidiary is a national of any foreign country designated in Presidential Executive Order No. 8389 or 9193, as amended, and the regulations issued thereunder, as amended, or a national of any foreign country designated in the Foreign Assets Control Regulations or in the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Chapter V, as amended.

     5.16 Status as Air Carrier. Federal Express Corporation, and each other Subsidiary that must be so authorized in order to conduct its business as currently conducted, (i) is authorized to engage in all cargo domestic and international air service under certificates issued pursuant to 49 U.S.C. ss.41103 and 49 U.S.C. ss.41102(a), respectively, and (ii) is the holder of a valid and effective operating certificate issued by the FAA pursuant to Part 119 of the Federal Aviation Regulations. Such certificates are in full force and effect and are adequate for the conduct of the business of the Borrower and its Subsidiaries as now conducted. There are no actions, proceedings or investigations pending or, to the knowledge of any of its officers, threatened (or any basis therefor known to the Borrower) to amend, modify, suspend or revoke any such certificate in whole or in part, which would have any material adverse effect on any such certificate or any of the operations of the Borrower or its Subsidiaries.

     5.17 Pari Passu. All the payment obligations of the Borrower and the Guarantors arising under or pursuant to the Loan Documents will at all times rank pari passu, with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of the Borrower and the Guarantors (other than those which are mandatorily preferred by laws or regulations of general application).

                                  ARTICLE VI
                                   COVENANTS

     During the term of this Agreement and so long as any Loans or other Obligations are outstanding or any Revolving Commitment is in effect hereunder, unless the Required Lenders shall otherwise consent in writing:

     6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

     (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants of recognized national standing acceptable to the Lenders, prepared in accordance with GAAP on a consolidated basis for itself and the Consolidated Subsidiaries, including a balance sheet as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

     (ii) Within 45 calendar days after the end of each of the first three quarters of each fiscal year of the Borrower, for itself and the Consolidated Subsidiaries, an unaudited consolidated balance sheet as at the close of such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as complete and accurate and prepared in accordance with GAAP by its Chief Financial Officer, Treasurer or Controller.

     (iii) Together with the financial statements required hereunder, a certificate signed by its Chief Financial Officer or Treasurer stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, and stating the steps the Borrower is taking to cure such Default or Unmatured Default.

     (iv) As soon as available, and in any event within 45 calendar days after the end of each of the first three quarters of each fiscal year of the Borrower and within 90 calendar days after the end of the fourth quarter of each fiscal year of the Borrower, a schedule in substantially the form of Schedule "2" hereto, certified as accurate by the Borrower's Chief Financial Officer, Treasurer or Controller, showing, as of the end of such quarter, the Borrower's calculation, in form and detail satisfactory to the Administrative Agent, of the calculations required to be made to determine compliance with each of Sections
          6.11 and 6.12.

     (v)  Promptly upon becoming available, copies of:

          (a) All financial statements, reports, notices and proxy statements sent by the Borrower, any Guarantor or any Significant Subsidiary to its public stockholders (if any).

          (b) All prospectuses (other than on Form S-8 or a similar form) of the Borrower or any Consolidated Subsidiary filed with the Securities and Exchange Commission or any other governmental agency succeeding to the jurisdiction thereof.

          (c) All regular and periodic reports filed by the Borrower or any Consolidated Subsidiary with any securities exchange or with the Securities and Exchange Commission or any other governmental agency succeeding to the jurisdiction thereof.

     (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     (vii) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

     6.2 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances as liquidity support for the issuance of commercial paper by the Borrower, for Acquisitions not prohibited under the following sentence, to refinance any existing Indebtedness of American Freightways in connection with the Acquisition of American Freightways, for general corporate purposes and working capital of the Borrower and its Subsidiaries, and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any Margin Stock in violation of Regulation U or to make any Acquisition which has not been approved or consented to by the board of directors or equivalent governing body of the Person whose assets or equity interests are to be acquired.

     6.3 Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4 Conduct of Business. Except as permitted by Sections 6.14 and 6.15, the Borrower will, and will cause each Guarantor and Significant Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to have such requisite authority could reasonably be expected to have a Material Adverse Effect.

     6.5 Citizenship and Regulatory Certificates. The Borrower will cause Federal Express Corporation and each other applicable Subsidiary to continue to be (a) a citizen of the United States, as defined in 49 U.S.C. ss.40102(a)(15),
(b) authorized to engage in all cargo domestic and international air service under certificates issued pursuant to 49 U.S.C. ss.41103 and 49 U.S.C. ss.41102(a), respectively, (c) the holder of all other certificates, rights, permits, franchises and concessions from appropriate governments or governmental authorities necessary or appropriate to enable the Borrower and its Subsidiaries to conduct their business in all material respects as presently being conducted, and (d) the holder of a valid and effective operating certificate issued by the FAA pursuant to Part 119 of the Federal Aviation Regulations. The Borrower will, and will cause each of its Subsidiaries to, use its best efforts to maintain, preserve and keep in full force and effect its certificates, rights, permits, franchises and concessions from appropriate governments or governmental authorities and use its best efforts from time to time to obtain appropriate renewals or replacements, provided, that nothing in this Section 6.5 shall prevent the Borrower or any of its Subsidiaries from abandoning, or permitting the amendment, expiration or termination of, any such certificate, right, permit, franchise or concession if, in the opinion of the Borrower, such abandonment, amendment, expiration or termination is in the interest of the Borrower and not prejudicial in any material respect to the Lenders.

     6.6 Payment of Taxes. The Borrower will, and will cause each Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, and all lawful claims which, if unpaid, would become a Lien, except where failure to do any of the foregoing would not have a Material Adverse Effect and provided that neither the Borrower nor a Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by appropriate proceedings; and make monthly accruals of all of the estimated liability of the Borrower and Subsidiaries for such taxes, assessments, charges and levies, determined in accordance with GAAP, and establish adequate reserves determined in accordance with GAAP, for such thereof as may be contested, and reflect such accruals and reserves in all financial statements finished hereunder.

     6.7 Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all its respective Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.8 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.9 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

     6.10 Inspection. The Borrower will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate upon reasonable notice to the Borrower.

     6.11 Leverage. The Borrower will maintain at all times a ratio of (i) the sum of (a) the aggregate unpaid principal amount of all outstanding Funded Debt, plus (b) Capitalized Operating Lease Value, to (ii) the sum of (a) the items listed in clause (i) above plus (b) Consolidated Adjusted Net Worth, of not more than .70 to 1.

     6.12 Fixed Charge Coverage. The Borrower will at all times maintain a ratio of (a) Consolidated Cash Flow to (b) the sum of Interest Expense and Rent Expense, in an amount not less than 1.25 to 1.

     6.13 Restricted Investments. The Borrower will not, nor will it permit any Consolidated Subsidiary to, make any Restricted Investment except Restricted Investments made by the Borrower or a Consolidated Subsidiary provided that, after giving effect to any such Restricted Investment (i) the aggregate amount of all such Restricted Investments existing on the date of such proposed action shall not exceed (x) $750,000,000 plus (y) 75% (or in the case of a deficit, minus 100%) of the Consolidated Net Income for the period commencing on June 1, 1997 and ending on and including the date of any such proposed action (the "Computation Period") plus (z) the aggregate amount of the net cash proceeds received by the Borrower during the Computation Period from the sale of its stock and Indebtedness of the Borrower convertible into stock of the Borrower (but only to the extent that any such Indebtedness has been converted into shares of such stock during such period), and (ii) there shall exist no Default or Unmatured Default.

     6.14 Merger and Consolidation. The Borrower will not, nor will it permit any Consolidated Subsidiary to, merge or consolidate with or into or enter into any analogous reorganization or transaction with any other Person, or sell all or substantially all of the assets of the Borrower and its Consolidated Subsidiaries taken as a whole, except:

          (a) Any Consolidated Subsidiary or other corporation may merge or consolidate with the Borrower, provided that, after giving effect to any such merger or consolidation, (i) the Borrower shall be the continuing or surviving corporation and (ii) no Default or Unmatured Default shall exist;

          (b) Any Wholly-Owned Subsidiary may merge with any other Wholly-Owned Subsidiary;

          (c) The Borrower and any Consolidated Subsidiary may transfer its assets to the Borrower or any Wholly-Owned Subsidiary;

          (d) Any Consolidated Subsidiary other than a Significant Subsidiary may be liquidated or dissolved; and

          (e) Any other corporation may merge or consolidate with any Consolidated Subsidiary, provided that, after giving effect to any such merger or consolidation, (i) the continuing or surviving corporation shall be a Consolidated Subsidiary, (ii) no Default or Unmatured Default shall exist, and (iii) the Borrower owns, directly or indirectly, 100% of such Consolidated Subsidiary; provided, further, that the requirements of clauses (i) and (iii) will not apply to a merger or consolidation of any Consolidated Subsidiary in connection with a transaction permitted under
     Section 6.15(c).

     6.15 Sales of Assets. The Borrower will not, nor will it permit any Consolidated Subsidiary to, sell, transfer, convey (including, without limitation, any sale, transfer or conveyance related to a sale and leaseback transaction but excluding sales of inventory in the ordinary course of business) or lease (or enter into any commitment to sell transfer, convey or lease) all or any part of its assets (other than Unrestricted Margin Stock) (whether in one or a series of transactions) except:

          (a) Leases by the Borrower and Consolidated Subsidiaries of Flight Equipment to others provided that the aggregate book value of all Flight Equipment leased to any other Person or Persons by the Borrower or any such Consolidated Subsidiary shall not at any time exceed $500,000,000;

          (b) Sales of property by the Borrower or a Consolidated Subsidiary provided that at the time of any such sale or other disposition the Borrower or Consolidated Subsidiary making such sale or disposition shall have previously acquired or shall be simultaneously acquiring, in contemplation of such sale or other disposition, substantially similar property, or shall have previously entered into, or shall be simultaneously entering into, a binding purchase agreement or purchase agreements to acquire substantially similar property, which property is acquired within three years of such sale or other disposition;

          (c) Sales of property (including any deemed sales of property pursuant to Section 6.14(e)) determined by the Borrower to be surplus or obsolete provided that the aggregate net book value of all such surplus or obsolete property sold in any one fiscal year of the Borrower shall not exceed 12.5% of Consolidated Adjusted Net Worth as of the last day of the fiscal year of the Borrower immediately preceding the fiscal year of the Borrower during which any such sale of assets shall take place; and

          (d) Sales of any property in order concurrently or subsequently to lease as lessee such or similar property, provided that (i) any such sale takes place within 360 days after (A) in the case of personal property, the date on which the Borrower or the applicable Consolidated Subsidiary acquired such property, and (B) in the case of real property or fixtures, the later of the date on which the Borrower or the applicable Consolidated Subsidiary acquired such property or the date on which construction of all improvements on such property was completed, and (ii) after giving effect to the creation of the Capitalized Lease Obligations, if any, of the Borrower or a Consolidated Subsidiary resulting from the lease of such property by the Borrower or a Consolidated Subsidiary, the Borrower is in compliance with Section 6.11;

          (e) Sales of Property commonly known as "Federal Express Stage 3 Kits" in accordance with Federal Express Corporation's ordinary business practices; and

          (f) Transfers of assets permitted pursuant to Section 6.14.

Notwithstanding the foregoing in this Section 6.15, the Borrower and its Consolidated Subsidiaries will be permitted to sell, transfer or otherwise dispose of Unrestricted Margin Stock without regard to the foregoing restrictions contained in this Section 6.15.

     6.16 Loans, Advances and Investments. The Borrower will not, nor will it permit any Consolidated Subsidiary to, make or suffer to exist any Investments, or commitments therefor, except

          (a) Marketable direct obligations of the United States of America, or an instrumentality or agency thereof, having a remaining term to maturity of not more than one year;

          (b) Certificates of deposit or other obligations having a remaining term to maturity of not more than one year and issued by a Lender, First Tennessee Bank, N.A. or any other national or state bank or trust company having capital, surplus and undivided profits in excess of $250,000,000 in the aggregate;

          (c) Other certificates of deposit having a remaining term to maturity of not more than one year and issued by a bank or other financial institution approved in accordance with the Borrower's corporate investment guidelines and procedures provided that the aggregate outstanding principal amount of all such certificates of deposit shall not at any one time exceed $1,000,000;

          (d) Time deposits in any currency having a remaining term to maturity of not more than one year and held by (i) foreign branches of American banks, each such bank having capital, surplus and undivided profits in excess of $250,000,000, or (ii) foreign banks, each such bank having total capital, surplus and undivided profits in excess of $250,000,000 or its equivalent in other currencies;

          (e) For a period not in excess of one year, (i) marketable direct obligations of the United States of America, or an instrumentality or agency thereof, or (ii) instruments fully supported by marketable direct obligations of the United States of America, or an instrumentality or agency thereof, or (iii) open market commercial paper maturing within one year after acquisition of such commercial paper, which is rated Al or better by S&P or P1 or better by Moody's; in each case, purchased by the Borrower or a Consolidated Subsidiary and actually delivered to or held by a Dealer for the account of the Borrower or a Consolidated Subsidiary under a repurchase agreement with the Dealer from which such obligations or commercial paper was purchased obligating such Dealer to repurchase such obligations or commercial paper within fourteen calendar days after the date of such repurchase agreement;

          (f) Open-market commercial paper maturing within one year after the acquisition thereof, which is rated A1 or better by S&P or P1 or better by Moody's;

          (g) Investments in the capital stock of a Consolidated Subsidiary;

          (h) Loans and advances by the Borrower to a Consolidated Subsidiary;

          (i) Loans and advances by a Consolidated Subsidiary to any other Consolidated Subsidiary or to the Borrower;

          (j) Investments in any Person not otherwise permitted by this Section 6.16, which together with all other Investments at the time outstanding under this Section 6.16(j), do not exceed 12.5% of Consolidated Adjusted Net Worth provided that at least 66-2/3% of such Investments are reasonably related to the same fields of enterprise as those in which the Borrower and the Consolidated Subsidiaries are now engaged; and

          (k) Restricted Investments made in compliance with Section 6.13.

In determining from time to time the amount of the Investments permitted by this Section 6.16, loans and advances shall be taken at the principal amount thereof then remaining unpaid at the time of such determination and other Investments shall be taken at the original cost thereof, regardless of any subsequent appreciation or depreciation therein.

     6.17 Contingent Liabilities. The Borrower will not, nor will it permit any Consolidated Subsidiary to, assume, guarantee (including entering into any contract which is, in economic effect, substantially equivalent to a guaranty), endorse, contingently agree to purchase or to provide funds for the payment of, agree to maintain the net worth or working capital or any other financial test of, or otherwise become liable upon, any obligation of, any Person, except:

          (a) the Guaranties;

          (b) By the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business;

          (c) Guaranties of customs fees in the ordinary course of business;
     and

          (d) Any other Contingent Obligation which after having given effect thereto would not cause the Borrower to fail to be in compliance with
     Section 6.11.

In determining from time to time the amount of guaranties and contingent liabilities permitted by this Section 6.17, guaranties and contingent liabilities shall be taken at the principal amount then remaining unpaid at the time of such determination on the indebtedness and obligations so guaranteed or related to such contingent liabilities.

     6.18 Liens. The Borrower will not, nor will it permit any Consolidated Subsidiary to, create, incur, assume or suffer to exist, any Lien on, or enter into, or make any commitment to enter into, any arrangement for the acquisition of, any Property (other than Unrestricted Margin Stock) through conditional sales, lease-purchase or other title retention agreement, except:

          (a) Liens which may be hereafter created to secure payment of the Obligations;

          (b) Deposits or pledges, made in the ordinary course of business, to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations;

          (c) Deposits or pledges, made in the ordinary course of business, to secure performance of bids, tenders, contracts (other than contracts for Indebtedness), leases, public or statutory obligations, surety bonds, or other deposits or pledges for purposes of like general nature made in the ordinary course of business;

          (d) Deposits or pledges for the purpose of securing an appeal, stay or discharge in the course of legal proceedings, or Liens for judgments or awards which were not incurred in connection with Indebtedness or the obtaining of advances or credits, provided such deposits, pledges and Liens do not, in the aggregate for the Borrower and the Consolidated Subsidiaries, materially detract from the value of their assets or properties or materially impair the use thereof in the ordinary course of business and such appeal, judgment or award, as the case may be, is being diligently contested or litigated in good faith by appropriate proceedings being diligently conducted, and provided further there has been set aside on the books of the Borrower or the Consolidated Subsidiaries, as the case may be, reserves in accordance with GAAP with respect thereto, which reserves shall be maintained until the related liabilities are paid or otherwise discharged, and provided further execution is not levied upon any such judgment or award;

          (e) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings being diligently conducted, provided there has been set aside on the books of the Borrower or the Consolidated Subsidiaries, as the case may be, adequate reserves in accordance with GAAP with respect thereto, which reserves shall be maintained until the related liabilities are paid or otherwise discharged, and provided further, execution is not levied upon any such Lien;

          (f) Mechanics', carriers', workers', repairmen's or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 90 calendar days, or which are being contested in good faith by appropriate proceedings being diligently conducted provided there has been set aside on the books of the Borrower and the Consolidated Subsidiaries, as the case may be, adequate reserves in accordance with GAAP with respect thereto, which reserves shall be maintained until the related liabilities are paid or otherwise discharged, and provided further, execution is not levied upon any such Lien;

          (g) Lessors' interests under Capitalized Leases;

          (h) Liens on property acquired or constructed with the proceeds of any tax-exempt airport bond financing to secure such financing;

          (i) Liens securing Indebtedness of a Consolidated Subsidiary to the Borrower;

          (j) Liens existing on the property of a corporation or other business entity immediately prior to its being consolidated with or merged into the Borrower or a Consolidated Subsidiary or its becoming a Consolidated Subsidiary, or Liens existing on any property acquired by the Borrower or a Consolidated Subsidiary at the time such is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that
     (i) no such Lien was created or assumed in contemplation of such consolidation or merger or such entity's becoming a Consolidated Subsidiary or such acquisition of property and (ii) each such Lien shall only cover the acquired property and, if required by the terms of the instrument originally creating such Lien, property which is an improvement to or is acquired for specific use in connection with such acquired property;

          (k) Liens on Flight Equipment acquired on or after the date of this Agreement which (i) secure the payment of all or any part of the purchase price of such Flight Equipment or improvements thereon, (ii) are limited to the Flight Equipment so acquired and improvements thereon, and (iii) attach to such Flight Equipment within one year after the acquisition or improvement of such Flight Equipment; and

          (l) Liens not otherwise permitted by Sections 6.18(a) through (k) provided that at all times the sum of (i) the aggregate principal amount of all outstanding Long Term Debt of the Consolidated Subsidiaries (excluding the Current Maturities of any such Long Term Debt and any Long Term Debt of a Consolidated Subsidiary owing to the Borrower) which is unsecured, plus (ii) the aggregate principal amount of all outstanding Long Term Debt of the Borrower or any Consolidated Subsidiary (excluding the Current Maturities of any such Long Term Debt and any Long Term Debt of a Consolidated Subsidiary owing to the Borrower) which is secured as permitted by this Section 6.18(l), does not exceed 8% of Consolidated Adjusted Total Assets.

     6.19 Guaranties. (a) Within thirty (30) days after acquiring or establishing any Subsidiary that constitutes a Significant Subsidiary ((x) other than Federal Express Canada Ltd. or FedEx Global Logistics, Inc. and (y) so long as (i) the Borrower is and remains in compliance with the requirements of Section 6.19(b) and (ii) such Significant Subsidiary is not a guarantor under the Existing Credit Agreement, any other Significant Subsidiary) upon its acquisition or establishment or the consummation of any transactions contemplated at the time of its establishment, the Borrower shall cause such Significant Subsidiary to execute the Guaranty pursuant to an Addendum thereto in the form of Annex I to the Guaranty, and to deliver documentation similar to that described in Section 4.1(a)(iii), (iv), (v) and (vii) relating to the authorization for, execution and delivery of, and validity of such Significant Subsidiary's obligations as a Guarantor, such documentation to be in form and substance reasonably satisfactory to the Administrative Agent.

     (b) If at any time the Guarantors do not consist of Subsidiaries of the Borrower which, in the aggregate, had revenues (determined in accordance with GAAP) for the immediately preceding fiscal year of the Borrower in excess of 90% of the consolidated revenues (determined in accordance with GAAP) of the Borrower and the Consolidated Subsidiaries for such immediately preceding fiscal year, then the Borrower shall promptly cause one or more additional Subsidiaries each to execute the Guaranty pursuant to an Addendum thereto in the form of Annex I to the Guaranty, and to deliver documentation similar to that described in Section 4.1(a)(iii), (iv), (v) and (vii) relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor, such documentation to be in form and substance reasonably satisfactory to the Administrative Agent, so that the aggregate consolidated revenues (determined in accordance with GAAP) of the Guarantors for such fiscal year equal or exceed 90% of the consolidated revenues (determined in accordance with GAAP) of the Borrower and the Consolidated Subsidiaries for such fiscal year.

     6.20 Negative Covenants in Subsidiary Agreements. The Borrower will not permit any of its Subsidiaries to enter into, after the date hereof, any agreement, instrument or indenture that, directly or indirectly, contains negative covenants restricting any of the following (or otherwise prohibits or restricts, or has the effect of prohibiting or restricting, any of the following):

     (i) the incurrence or payment of Indebtedness owed to the Borrower or any other Subsidiary of the Borrower;

     (ii) the granting of Liens;

     (iii) the declaration or payment of dividends; and

     (iv) the making of loans, advances or other Investments to or in the Borrower or any other Subsidiary of the Borrower.

     6.21 Sales of Unrestricted Margin Stock. The Borrower shall not, and shall not permit any Subsidiary to, (a) sell or otherwise dispose of any Capital Stock constituting Unrestricted Margin Stock other than in exchange for cash or cash equivalents or (b) fail to maintain the proceeds of any such sale or other disposition as cash, cash equivalents or short-term investments; provided that
(i) to the extent that the Borrower shall elect to reduce the Aggregate Commitments pursuant to Section 2.5(c) at any time after any such sale or other disposition, the requirements of clause (b) above shall cease to apply to the portion of such proceeds as shall be equal to the aggregate amount of any such reductions and (ii) this Section shall not apply to sales or other dispositions of Unrestricted Margin Stock pursuant to Section 6.14(c).

                                  ARTICLE VII
                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1 Breach of Representation or Warranty. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

     7.2 Failure to Pay. Nonpayment of principal of any Loan when due, or nonpayment of interest on any Loan or of any Facility Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3 Breach of Certain Covenants. The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.3, 6.5, 6.11, 6.12, 6.13, 6.14, 6.15,
6.16, 6.17, 6.18, or 6.21.

     7.4 Breach of Other Covenants. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within five days after written notice from the Administrative Agent or any Lender.

     7.5 Cross-Default. Failure of the Borrower or any Consolidated Subsidiary to pay when due or within any applicable grace period any portion of either any single obligation constituting Indebtedness in excess of $20,000,000 (or the equivalent thereof in any other currency) or Indebtedness in an aggregate principal amount in excess of $60,000,000 (or the equivalent thereof in any other currency); or any default or other event shall occur under or with respect to either any agreement under which any single obligation constituting Indebtedness in excess of $20,000,000 (or the equivalent thereof in any other currency) was created or is governed, or any agreements under which Indebtedness in an aggregate principal amount in excess of $60,000,000 (or the equivalent thereof in any other currency) was created or is governed, the effect of which, in either case, is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or either any single obligation constituting Indebtedness in excess of $20,000,000 (or the equivalent thereof in any other currency) or Indebtedness in an aggregate principal amount in excess of $60,000,000 (or the equivalent thereof in any other currency) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled payment), prior to the stated maturity thereof.

     7.6 Voluntary Bankruptcy, Etc. The Borrower or any Consolidated Subsidiary shall (i) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (ii) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect,
(iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (v) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7 Involuntary Bankruptcy, Etc. Without the application, approval or consent of the Borrower or any Consolidated Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Consolidated Subsidiary or any Substantial Portion of its Property, or a proceeding described in Section 7.6(v) shall be instituted against the Borrower or any Consolidated Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 45 consecutive days.

     7.8 Judgments. The Borrower or any Consolidated Subsidiary shall fail within 45 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.9 ERISA. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $80,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.10 Seizure. An administrator, custodian or other representative, by or pursuant to any legislative act, resolution or rule (other than the Federal bankruptcy laws or any similar law, State or Federal, whether now or hereafter existing) or any order or decree of any court or any governmental board or agency (other than any order or decree issued pursuant to the Federal bankruptcy laws or any similar law, State or Federal, whether now or hereafter existing) shall take possession or control of all or such portions of the property of any one or more of the Borrower and the Consolidated Subsidiaries as would, in the sole opinion of the Required Lenders, materially interfere with the operation of the business of the Borrower and the Consolidated Subsidiaries, on a consolidated basis, and such possession or control shall continue for 45 calendar days.

     7.11 Environmental Matters. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     7.12 Invalidity, Etc of Loan Documents. Any provision of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against the Borrower or any Guarantor, or the validity, binding effect or enforceability thereof against the Borrower or any Guarantor shall be contested by any Person, or the Borrower or any Guarantor shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Administrative Agent the benefits purported to be created thereby.

     7.13 Change of Control. A Change of Control shall have occurred.


                                 ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1 Acceleration. If any Default described in Section 7.6 or 7.7 occurs as a result of any action taken by or against the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent, with the written consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 14 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination, provided that the Borrower certifies to the Lenders to their satisfaction that, upon giving effect to such rescission, no other Indebtedness of the Borrower shall be accelerated by virtue of a cross-default or cross-acceleration to Indebtedness under this Agreement.

     8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder, provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

     (i) Extend the maturity or the time of payment of any Loan or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or fees hereunder.

     (ii) Reduce the percentage specified in the definition of Required Lenders or amend, modify or waive any provision requiring action by the Required Lenders to require action by any other Person in lieu of the Required Lenders.

     (iii) Extend the Termination Date other than as provided in Section 2.2(b), or increase the amount of the Revolving Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

     (iv) Amend, modify, or waive Section 4.1, Section 4.2, this Section 8.2, or Section 12.1.

     (v) Release any Significant Subsidiary from any of its material obligations under the Guaranty.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under
Section 12.3.3 without obtaining the consent of any other party to this Agreement.

     8.3 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                  ARTICLE IX
                               GENERAL PROVISIONS

     9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated.

     9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3 Taxes. Any taxes (excluding income taxes on the overall net income of any Lender) or other similar assessments or charges payable or ruled payable by any governmental authority, including withholding taxes, in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

     9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other. The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7 Expenses; Indemnification. The Borrower shall reimburse the Administrative Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery (subject to, with respect to all the foregoing, the terms of that certain commitment letter between the Administrative Agent and the Borrower dated November 10, 2000, as it may be amended or supplemented from time to time), amendment, and modification, of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents and the protection of rights thereunder. The Borrower further agrees to indemnify the Administrative Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder. The obligations of the Borrower under this Section shall survive the termination of this Agreement, the cancellation of the Revolving Commitments, and the payment of all outstanding Obligations.

     9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10 Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.11 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.12 Consent to Jurisdiction; Waivers. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to any Loan Document, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Administrative Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan Document shall be brought only in a court in New York City. The Borrower hereby agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth below its signature hereto or at such other address of which the Administrative Agent shall have been notified pursuant thereto, and the Borrower further agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law. The Borrower hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     9.13 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     9.14 Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to or in connection with this Agreement or in the course of an inspection pursuant to Section 6.10 in confidence, except for disclosure (i) to other Lenders and their respective Affiliates, each of whom shall be made aware of the terms of this Section 9.14 and shall agree to abide thereby, (ii) to legal counsel, accountants, and other professional advisors to the Administrative Agent or that Lender, (iii) to regulatory officials (provided that, to the extent practicable and permissible, the Administrative Agent and each Lender shall give the Borrower prior notice of such disclosure), (iv) as required by law, regulation, or legal process, (v) in connection with any legal proceeding to which the Administrative Agent or that Lender is a party, and
(vi) permitted by Section 12.4; provided that, in connection with any disclosure permitted under clause (iv) or (v) hereinabove, the Administrative Agent or such Lender, as appropriate, shall give the Borrower prior notice of such disclosure unless such notice is prohibited by law, regulation, or process.

     9.15 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

     9.16 Release of Guarantors. Upon the consummation of any liquidation, dissolution, merger, consolidation, sale or other transfer of a Guarantor other than Federal Express Corporation (collectively, a "Transfer"), and provided no Default or Unmatured Default has occurred and is continuing or would occur as a result of such Transfer, such Guarantor shall automatically be released from all of its obligations under the Guaranty, and, if the Borrower so requests, the Lenders shall promptly execute an instrument, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, evidencing such release.

     9.17 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.18 Acknowledgments. The Borrower hereby acknowledges that:

          (a) It has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                                   ARTICLE X
                                   THE AGENTS

     10.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     10.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

     10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

     10.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it has not relied on the Unrestricted Margin Stock in its credit analysis or its decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     10.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably in proportion to their respective Revolving Commitments in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Revolving Commitments immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     10.8 Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless a Default under Section 7.1, Section 7.6 or Section 7.7 with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall become effective 30 days following such notice of resignation, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     10.10 Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                                  ARTICLE XI
                            SETOFF: RATABLE PAYMENTS

     11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof shall then be due.

     11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made to accomplish the intent of this Section.

                                  ARTICLE XII
               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3 (it being understood that the requirements of Section 12.3 shall not apply to the successor of any Lender as a result of merger, consolidation, amalgamation or similar restructuring). Notwithstanding clause
(ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat each Lender as the owner of the Loans made by such Lender for all purposes hereof unless and until such Lender complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Loan.

     12.2 Participations.

          12.2.1 Permitted Participants; Effect. Any Lender other than any Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any note held by such Lender evidencing any such Loan, any Revolving Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans made by it for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Commitment in which such Participant has an interest which requires the approval of all of the Lenders pursuant to Section 8.2.

          12.2.3 Benefit of Setoff. Upon selling any participating interest to a Participant pursuant to Section 12.2.1, each Lender will have the option to, but shall not be required to, give the Borrower and the Administrative Agent written notice of the fact that it has made such a sale (without being required to specify the amount or any other information concerning the participating interest sold) and the name of the purchasing Participant (each Participant named in such a notice is hereinafter referred to as an "Acknowledged Participant"). The Borrower agrees that each Acknowledged Participant shall be deemed to have the right of setoff provided in Section 11.1 as of the date of the Borrower's receipt of the aforementioned notice in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Acknowledged Participant. The Lenders agree to share with each Acknowledged Participant, and each Acknowledged Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff such amounts to be shared in accordance with Section 11.2 as if each Acknowledged Participant were a Lender.

     12.3 Assignments.

          12.3.1 Permitted Assignments. Any Lender other than any Conduit Lender may, in accordance with applicable law, at any time make assignments to additional banks or other entities (each a "Purchaser") of all or any portion of its rights and obligations under the Loan Documents; provided that, unless otherwise agreed by the Borrower and the Administrative Agent (which agreement shall not be unreasonably withheld),
     (i) no such assignment shall be to a Purchaser other than any Lender or any Affiliate of a Lender, and (ii) no such assignment to a Purchaser (other than any Lender or an Affiliate of a Lender) shall be in an aggregate principal amount of less than $5,000,000, and, after giving effect to such assignment, such assigning Lender shall have Revolving Commitments and Loans in an aggregate amount of at least $5,000,000, in each case described in this clause (ii) except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Affiliates, if any. Any assignment under this Section 12.3 shall be substantially in the form of Exhibit "C" hereto or in such other form as may be agreed to by the parties thereto. If an acceleration of the Obligations has occurred and is continuing, the consent of the Borrower shall not be required prior to an assignment becoming effective. Notwithstanding anything in this Article XII to the contrary, nothing in this Agreement shall prohibit or limit the right of any Lender to make assignments (and no consent shall be required in connection with such assignments) of all or any part of its interests under the Loan Documents (i) to a Purchaser which is a Lender or an Affiliate thereof and (ii) after the occurrence and during the continuance of an acceleration of the Obligations, to any Purchaser. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 12.3.1.

          12.3.2 Required Assignments. The Borrower shall have the right, by giving at least 15 Business Days' prior written notice to the affected Lender and the Administrative Agent, at any time when no Default or Unmatured Default has occurred and is continuing, to require any Lender to assign all of its rights and obligations under the Loan Documents to a Purchaser approved by the Borrower. Such assignment shall be substantially in the form of Exhibit "C" hereto or in such other form as may be agreed to by the parties thereto but shall be on terms and conditions reasonably satisfactory to the affected Lender. If the affected Lender is a Reference Lender, the Administrative Agent, with the consent of the Borrower (which shall not be unreasonably withheld), shall appoint a new Reference Lender from among the Lenders. The Borrower shall remain liable to the affected Lender for any indemnification provided under Section 3.4 with respect to Loans of such Lender outstanding on the effective date of an assignment required under this Section 12.3.2, as well as for all other Obligations owed to such Lender under this Agreement as of such effective date.

          12.3.3 Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a duly completed Assignment and Acceptance executed by a transferor Lender and a Purchaser, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date, specified in Schedule 1 to such Assignment and Acceptance. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender under this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the

     Revolving Commitments and Loans assigned to such Purchaser and such Lender shall be immediately so released. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such transferor Lender and, if so requested by such Purchaser, new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Commitments, as adjusted pursuant to such assignment.

     12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.14 of this Agreement.

     12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.18.

     12.6 Conduit Lenders. Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                                 ARTICLE XIII
                                    NOTICES

     13.1 Giving Notice. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if delivered to the Borrower's delivery service and properly addressed, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shill be deemed given when transmitted (answerback confirmed in the case of telexes).

     13.2 Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV
                                  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective upon receipt by0 the Administrative Agent of original or faxed copies of such counterparts executed by the Borrower, the Administrative Agent and the Lenders.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.


                                     FEDEX CORPORATION




                                     By:  /s/ Charles M. Buchas, Jr.
                                        ----------------------------
                                         Charles M. Buchas, Jr.
                                         Corporate Vice President and Treasurer


                                     FedEx Corporation
                                     942 S. Shady Grove Road
                                     Memphis, Tennessee 38120
                                     Attn: Treasurer

                                     Telephone: 901-818-7040
                                     Telecopy: 901-818-7121


Copy all notices and credit matters to:


                                     FedEx Corporation
                                     942 S. Shady Grove Road
                                     Memphis, Tennessee 38120
                                     Attn: Kenneth R. Masterson

                                     Telephone: 901-818-7588
                                     Telecopy: 901-818-7590



                                     THE CHASE MANHATTAN BANK, as
                                     Administrative Agent and as a Lender




                                     By: /s/ Matthew H. Massie
                                       -------------------------
                                         Name:  Matthew H. Massie
                                         Title: Managing Director




                                     Revolving Commitment: $60,000,000

                                     BANK OF AMERICA, N.A.,
                                     as Documentation Agent and as a Lender




                                     By: /s/ Sharon Burks Heros
                                        --------------------------
                                        Name:  Sharon Burks Heros
                                        Title: Vice President




                                     Revolving Commitment: $60,000,000

                                     COMMERZBANK AG, NEW YORK AND
                                     GRAND CAYMAN BRANCHES,
                                     as Syndication Agent and as a Lender




                                     By: /s/ Harry P. Vergey
                                       -----------------------
                                         Name:  Harry P. Vergey
                                         Title: Senior Vice President & Manager




                                     By: /s/ Brian J. Campbell
                                       -------------------------
                                         Name:  Brian J. Campbell
                                         Title: Vice President




                                     Revolving Commitment: $60,000,000

                                     BANK ONE, N.A.,
                                     as a Lender




                                     By: /s/ Joanna W. Anderson
                                       --------------------------
                                         Name:  Joanna W. Anderson
                                         Title: Corporate Banking Officer




                                     Revolving Commitment: $40,000,000

                                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                                     as a Lender




                                     By: /s/ Joseph P. Divoe
                                      -----------------------
                                         Name:  Joseph P. Divoe
                                         Title: Vice President




                                     Revolving Commitment: $40,000,000

                                     CITICORP USA, INC.,
                                     as a Lender




                                     By: /s/ Michael Boster
                                       ----------------------
                                         Name:  Michael Boster
                                         Title: Vice President




                                     Revolving Commitment: $40,000,000

                                     CREDIT SUISSE FIRST BOSTON,
                                     as a Lender




                                     By: /s/ Robert N. Finney
                                       ------------------------
                                         Name:  Robert N. Finney
                                         Title: Managing Director




                                     Revolving Commitment: $40,000,000

                                     MERRILL LYNCH BANK USA,
                                     as a Lender




                                     By: /s/ D. Kevin Imlay
                                       ----------------------
                                         Name:  D. Kevin Imlay
                                         Title: Vice President,
                                                Senior Lending Officer




                                     Revolving Commitment: $40,000,000

                                     THE NORTHERN TRUST COMPANY,
                                     as a Lender




                                     By: /s/ Ashish S. Bhagwat
                                       ---------------------
                                         Name:  Ashish S. Bhagwat
                                         Title: Second Vice President




                                     Revolving Commitment: $40,000,000

                                     SUNTRUST BANK, INC.,
                                     as a Lender




                                     By: /s/ Renee D. Drake
                                       ----------------------
                                         Name:  Renee D. Drake
                                         Title: Vice President




                                     Revolving Commitment: $40,000,000

                                     UNION PLANTERS BANK, N.A.,
                                     as a Lender




                                     By: /s/ Tommy Faulkner
                                       ----------------------
                                         Name:  Tommy Faulkner
                                         Title: Vice President




                                     Revolving Commitment: $40,000,000

                                     THE BANK OF NEW YORK,
                                     as a Lender




                                     By: /s/ Steven Cavallizzo
                                       -------------------------
                                         Name:  Steven Cavallizzo
                                         Title: Vice President




                                     Revolving Commitment: $20,000,000

                                     THE BANK OF NOVA SCOTIA,
                                     as a Lender




                                     By: /s/ M. D. Smith
                                       -------------------
                                         Name:  M. D. Smith
                                         Title: Agent




                                     Revolving Commitment: $20,000,000

                                     DEUTSCHE VERKEHRSBANK AG,
                                     as a Lender




                                     By: /s/ Constance Laudenschlager
                                       --------------------------------
                                         Name:  Constance Laudenschlager
                                         Title: Senior Vice President




                                     By: /s/ James M. Morton
                                       -----------------------
                                         Name:  James M. Morton
                                         Title: Assistant Vice President




                                     Revolving Commitment: $15,000,000

                                     KBC BANK, N.V.,
                                     as a Lender




                                     By: /s/ Robert Snauffer
                                       -----------------------
                                         Name:  Robert Snauffer
                                         Title: First Vice President




                                     Revolving Commitment: $20,000,000

                                     KEY BANK NATIONAL ASSOCIATION,
                                     as a Lender




                                     By: /s/ Mark A. LoSchiavo
                                       -------------------------
                                         Name:  Mark A. LoSchiavo
                                         Title: Senior Vice President




                                     Revolving Commitment: $15,000,000

                                     KREDITANSTALT FUR WIEDERAUFBAU,
                                     as a Lender




                                     By: /s/ M. Nesbusch
                                       -------------------
                                         Name:  M. Nesbusch
                                         Title: Vice President




                                     Revolving Commitment: $20,000,000

                                     MELLON BANK, N.A.,
                                     as a Lender




                                     By: /s/ Mark F. Johnston
                                       -----------------------
                                         Name:  Mark F. Johnston
                                         Title: Vice President




                                     Revolving Commitment: $20,000,000

                                     THE SANWA BANK LIMITED,
                                     acting through its New York Branch,
                                     as a Lender




                                     By: /s/ P. Bartlett Wu
                                       ----------------------
                                         Name:  P. Bartlett Wu
                                         Title: Vice President




                                     Revolving Commitment: $20,000,000

                                     THE SUMITOMO BANK LIMITED,
                                     as a Lender




                                     By: /s/ C. Michael Garrido
                                       --------------------------
                                         Name:  C. Michael Garrido
                                         Title: Senior Vice President




                                     Revolving Commitment: $40,000,000

                                     WACHOVIA BANK, N.A.,
                                     as a Lender




                                     By: /s/ Karin E. Reel
                                       ---------------------
                                         Name:  Karin E. Reel
                                         Title: Vice President




                                     Revolving Commitment: $20,000,000

                                     THE FUJI BANK, LIMITED,
                                     as a Lender




                                     By: /s/ Yuji Tanaka
                                       -------------------
                                         Name:  Yuji Tanaka
                                         Title: Vice President & Manager




                                     Revolving Commitment: $40,000,000